                                   Exhibit 4.7

                                         Name: Schoemann Venture Capital, L.L.C.
                                               ---------------------------------

                             SUBSCRIPTION AGREEMENT

Affinity International Travel Systems, Inc.
100 Second Avenue South
Suite 303 N
St. Petersburg, Florida 33701

Gentlemen:

The undersigned understands that Affinity International Travel Systems, Inc., a Nevada corporation (the "Company"), is offering for sale a convertible note in the aggregate principal amount of $1,000,000.00 (the "Note"), convertible into 2,300,000 shares of common stock, $0.001 par value per share (the "Common Stock") for the Purchase Price set forth in Section 4 hereof. This Note is unsecured, shall not bear any interest, is immediately convertible, shall only be payable in common stock at the time of conversion and, to the extent the Note has not been converted by June 15, 1999, the unconverted principal shall automatically be converted into shares of common stock, as provided herein without further action on the part of the Company or the undersigned.

The undersigned further understands that the offering is being made without registration of the Note or the underlying Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption for transactions by an issuer not involving a public offering and further understands that the undersigned is purchasing such securities without being furnished any prospectus setting forth all of the information that would be required to be furnished under the Securities Act, and understands further that the offering is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

1. Subscription. Subject to the terms and conditions of this Subscription Agreement (this "Agreement"), the undersigned hereby irrevocably subscribes for the Note, the purchase price for which is payable as described in Section 4.

2. Acceptance of Subscription and Issuance of Note. It is understood and agreed that the Company has the right to accept or reject this subscription, in whole or in part, and that this subscription is accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the Closing referred to in Section 3.

3. The Closing. The closing of the purchase and sale of the Note (the "Closing") shall take place at the offices of the Company or such other mutually acceptable place on or before May 10, 1999 or at such time and place as the Company and the undersigned shall mutually agree upon. The

Company may, at its option, elect to close the purchase and sale of the Note in one or more Closings. In the event that the Closing does not take place on or before May 10, 1999, the Company shall immediately refund the Deposit (as defined hereinbelow) to the undersigned.

4. Payment and Terms of Note. The undersigned shall make payment in the amount of One Million and No/100 Dollars ($1,000,000.00) (the "Purchase Price"), for the Note, less (i) the amount of any deposit received by the Company and (ii) an amount necessary to cover all costs and expenses, including reasonable attorney and professional fees, travel, lodging and other transportation expenses, if any, of the undersigned incurred in connection with this subscription and, upon request, submission of appropriate invoices and receipts. The Purchase Price shall be paid to the Company via certified check, personal check, or wire transfer to the account designated by the Company. The Company hereby acknowledges the receipt of the full sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the "Deposit") from the undersigned paid as a deposit on the Purchase Price. The Purchase Price, less any and all deductions therefrom as provided for herein, shall be paid in full to the Company not later that May 10, 1999.

5. Representations of the Company. As of the date of the Closing (the "Closing Date"), the Company represents as follows:

      (a) Valid Issuance. The Common Stock issuance upon conversion of the Note, when issued in accordance with the Note, will represent validly authorized, duly issued and fully paid and non-assessable shares of the Company, and the issuance thereof will not conflict with the Certificate of Incorporation or Bylaws of the Company nor with any outstanding warrant, option, call, preemptive right or commitment of any type relating to the Company's capital stock.

      (b) Other Representations and Agreements.

            (i) Use of Proceeds. The Company agrees that it, or a wholly owned subsidiary of the Company, shall use not less than twenty percent (20%) of the proceeds received from this subscription for the Information Technology (as that term is understood by the undersigned and the Company) requirements of the Company or any wholly owned subsidiary of the Company. Additionally, the Company will reserve a reasonable percentage of the funds received in from this subscription, but in no event shall such percentage exceed ten percent (10%) of the Purchase Price, for the future legal expenses of the undersigned incurred as a result of this subscription agreement and amounts owing to the undersigned for its continuing efforts on behalf of the Company pursuant to that certain consulting agreement by and between the Company and the undersigned dated the date hereof. The remainder of the proceeds received from this subscription shall only be used by the Company or any wholly owned subsidiary of the Company for directly related operating expenses of the Company or any wholly owned subsidiary of the Company, but in no event shall the proceeds from this subscription be used for present or future compensation, (other than normal salaries) of any officer or director of the Company.

            (ii) Right of First Refusal - Future Financing. For eighteen (18) months from and after the date hereof, in the event that the Company solicits, or is advised by an investment banker or financing specialist to solicit, investment capital by means of any private placement of securities or other financing efforts utilizing securities of the Company, the Company shall first offer to the undersigned the ability to participate in all or part of such private placement or financing. The undersigned shall accept or reject the offer within five business (5) days of receipt of the offer. Such response shall be made in writing via certified mail, return receipt requested, or via overnight mail. If the undersigned does not accept such offer within such five (5) business day period, such offer shall be deemed rejected for purposes of this Agreement. In the event that the undersigned agrees to provide such future financing, the undersigned shall be required to provide such financing at a discounted commission rate of five percent (5%).

            (iii) Registration of Shares. Not later than December 15, 1999, the Company shall effect a registration under the Securities Act of all shares of common stock owned by the undersigned and which the undersigned requests to be registered. The Company will bear all registration expenses (exclusive of underwriting discounts and commissions) of all registrations of the securities owned by the undersigned.

                  If the Company intends to distribute any of the registered shares of the undersigned and/or any other shareholder and/or the Company pursuant to an underwriting and the underwriter advises the Company in writing that marketing factors require a limitation of shares to be underwritten, the number of shares of the undersigned to be included in such underwriting shall not be reduced, pro rata or otherwise, unless all other securities are first entirely excluded from the underwriting or upon receipt of the written consent of the undersigned waiving such right, which consent may be withheld for any or no reason. If despite the best efforts of the Company, the total number of shares requested by the undersigned to be registered cannot be so included, the Company shall purchase from the undersigned that number of shares which was unable to be included in the underwritten offering at the price per share received in the offering.

                  If the Company shall furnish to the undersigned a certificate signed by the Chief Executive Officer of the Company providing that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period not to exceed ninety (90) days; provided, however, in the event that the Company shall fail to have a registration statement declared effective by the United States Securities and Exchange Commission ("SEC") by December 15, 1999 for any reason whatsoever, including pursuant to the terms of this paragraph, as compensation for the breach of the terms of this Subscription Agreement by the Company, the Company shall immediately transfer to the undersigned 120,000 shares of common stock. For each successive thirty (30) day period commencing on December 16, 1999 that the Company does not have an effective registration statement filed with the SEC, the Company shall transfer to the undersigned an additional 120,000 shares of common stock. The Company shall not have the right to defer registration more than once in any twelve (12) month period.

            (iv) Additional Registration Rights. The undersigned shall be entitled to unlimited "piggyback" registration rights in connection with all registrations of securities by the Company under the Securities Act of 1933 or in connection with any demand registration of any shareholder of the Company (except for registrations on Form S-8 or Form S-4). The Company will bear all registration expenses (exclusive of underwriting discounts and commissions) of all piggyback registrations by the undersigned.

            (v) Sale of Additional Investor Shares. From and after the date hereof, in the event that the Company in any non-public offering sells any common stock at a price per share that is less than $0.50, then for no additional consideration, the Company shall immediately transfer to the undersigned that number of shares of common stock of the Company equal to the difference between (1) the number of shares which would have been issuable upon conversion of the Note at the lesser price per share of such subsequently sold securities and (2) the number of shares issuable under the Note.

            (vi) Co-Sale Rights. The Company shall, and shall cause its officers and directors (collectively with the Company the "Shareholders") to, grant to the undersigned a right of co-sale (on a pro-rata basis) such that upon notice to the undersigned of any non-public sale or disposition of shares of the Company by such Shareholders and/or the Company, the undersigned, upon written notice to the Company and/or the selling Shareholders, shall be entitled to participate, pro-rata as determined by each party's percentage ownership in the Company, in such sale of shares of the Company on the same terms and conditions as the Company and/or the selling Shareholders.

            In the event the Company or a Shareholder sells any shares in contravention of the co-sale rights of the undersigned under this Agreement (a "Prohibited Transfer"), the undersigned, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the "put" option provided below, and the Company and the Shareholders shall be bound by the applicable provisions of such option.

            In the event of a Prohibited Transfer, the undersigned shall have the right to sell to the Company the number of shares equal to the number of shares the undersigned would have been entitled to transfer to the purchaser hereunder had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                  (1) The price per share at which the shares are to be sold to the Company shall be equal to the price per share paid by the purchaser to the Shareholder or the Company in the Prohibited Transfer. The Company shall also reimburse the undersigned for any and all fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the undersigned's rights hereunder.

                  (2) Within ninety (90) days after the later of the dates on which the undersigned either (A) received notice of the Prohibited Transfer or
(B) otherwise became aware of the Prohibited Transfer, the undersigned shall, if exercising the option created hereby, deliver to the Company the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                  (3) The Company shall, upon receipt of the certificate or certificates for the shares to be sold by the undersigned pursuant to this Subsection, pay the aggregate purchase price therefore and the amount of reimbursable fees and expense in cash or by other means acceptable to the undersigned.

            (vii) Marketability. Prior to becoming a fully reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall maintain adequate current public information in satisfaction of the requirements for resales of restricted stock pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, and Rule 15c-2(11) promulgated under the Exchange Act, including, but not limited to, the publication over a nationally recognized reporting service or newswire of annual audited financial statements and semi-annual interim unaudited balance sheets and income statements it being understood that the Company does not currently have audited financial statements for the year ended June 30, 1998. After the Company becomes a fully reporting company, the Company shall file all reports required under the Exchange Act.

            (viii) Stock Splits. In order to induce the undersigned to enter into this subscription agreement and to facilitate the closing of the transaction contemplated hereby, the Company represents and warrants to the undersigned that from and after the date hereof, the Company will not engage in any manner of reverse split without the prior written consent of the undersigned, which consent may not be unreasonably withheld.

            (ix) Mandatory Offer of Redemption. In the event that the Company sells any of its common stock in any secondary public offering, whether underwritten or not, immediately following the earlier of the receipt of the proceeds from such offering or the closing of the offering transaction the Company will make an offer to the undersigned to purchase an amount of the Company's common stock from the undersigned with a value of up to ten percent (10%) of the total value of the offering. The offer to the undersigned shall be at the same price per share as received by the Company in the offering. For example, if the Company closes a public sale for 1,000,000 shares of common stock at $5.00 per share (aggregate offering price of $5,000,000.00), the Company must offer to redeem 100,000 shares of common stock from the undersigned at $5.00 per share. Nothing in this subsection (ix) shall obligate the undersigned to accept the redemption offer by the Company; however, any acceptance by the undersigned must be received within five (5) business days from receipt by the undersigned of a written offer from the Company.

            (x) Consulting Agreement. The Company recognizes that the undersigned has certain expertise in business, management, investment and financial matters which would be beneficial to the Company and its subsidiaries. Accordingly, the Company and the undersigned shall enter into a consulting agreement on terms and conditions mutually acceptable to the Company and the undersigned.

6. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company and to each officer, director, and agent of the Company that:

            (a) Authority. The undersigned has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by the undersigned hereunder.

            (b) Access to Information. The undersigned is familiar with the business and financial condition, properties, operations and prospects of the Company. The undersigned has been furnished copies of the Financial Statements and all other documents requested by it and has had an opportunity to discuss the Company's business and financial condition, properties, operations and prospects with the Company's management. The undersigned has also had an opportunity to ask questions of officers of the Company, which questions were answered to his satisfaction. The undersigned understands that such discussions were intended to describe certain aspects of the Company's business and financial condition, properties, operations and prospects, but were not a thorough or exhaustive description.

            (c) Representations and Warranties as of Closing. The undersigned understands that, unless it notifies the Company in writing to the contrary at or before the Closing, all the undersigned's representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

            (d) Risk Factors. The undersigned understands that the purchase of the Common Stock involves substantial risks.

            (e) Knowledge, Skill and Experience. The undersigned has such knowledge, skill and experience in business, financial and investment matters so that is capable of evaluating the merits and risks of an investment in the Note and the underlying Common Stock. To the extent necessary, the undersigned has retained, at his own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning the Note and the underlying Common Stock.

            (f) Accredited Investor. The undersigned is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

            (g) Investment Intent. The undersigned is acquiring the Common Stock solely for his own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Common Stock. The undersigned has not offered or sold any portion of its shares of Common Stock and has no present intention of dividing his shares of Common Stock with others or of reselling his shares of Common Stock. The undersigned understands that the Common Stock has not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and the other representations made by the undersigned in this Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

            (h) Stock Transfer Restrictions. The undersigned agrees: (i) that it will not sell, assign, pledge, give, transfer or otherwise dispose of the Note or underlying Common Stock or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Common Stock under the Securities Act and all applicable State Securities Laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; and (ii) that the Company and any transfer agent for the Common Stock shall not be required to give effect to any purported transfer of any of the Common Stock except upon compliance with the foregoing provisions.

      7. Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the Note specified herein and of the Company to sell the Note are subject to the satisfaction at or before the Closing of the following condition precedent:

            (a) Representations and Warranties. The representations and warranties of the Company contained in Section 5 and of the undersigned contained in Section 6 shall be true and correct on and as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

            (b) Warrant Subscription Agreement. On or prior to the date hereof, the Company and the undersigned shall have entered into a Warrant Subscription Agreement on mutually acceptable terms.

            (c) Consulting Agreement. On or prior to the date hereof, the Company and the undersigned shall have entered into a Consulting Agreement on mutually acceptable terms.

      8. Obligations Irrevocable. The obligations of the undersigned hereunder shall be irrevocable, except with the consent of the Company, until 3:00 p.m. EDT, May 10, 1999.

      9. Equitable Remedies. Each party hereto acknowledges that a refusal without just cause by such party to consummate the transactions contemplated hereby will cause irreparable harm to the other party, for which there may be no adequate remedy at law. A party not in default at the time of such refusal shall be entitled, in addition to other remedies at law or in equity, to specific performance of this Agreement by the party that so refused or failed to consummate the transactions contemplated hereby. In any action to enforce the terms of this Agreement, the successful party shall be entitled to recover its reasonable attorneys' fees, all costs and expenses from the party who refused or failed to perform this Agreement.

      10. Waiver, Amendment. Neither this Agreement nor any provisions of this Agreement shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

      11. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason of this Agreement shall be assignable by the Company without the prior written consent of the undersigned. The undersigned may assign, transfer, pledge, encumber, mortgage or otherwise alienate any of the rights afforded to it hereunder and the Company shall be bound by the terms hereof to such assignee or transferee; provided, however, that any assignment, transfer, or other alienation of any right hereunder by the undersigned shall be in compliance with all federal and state securities laws.

      12. Expenses. The Company shall pay all actual expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, any and all legal, travel, lodging, meals and other related transaction expenses of the undersigned and, upon request, submission of appropriate invoices and receipts. In any action to enforce the terms of this Agreement, the successful party shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys' fees, from the party who refused or failed to perform this Agreement.

      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the federal laws of the United State of America and the laws of the State of Nevada.

      14. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

      16. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

            (1)   If to the Company, to it at the following address:

                  100 Second Avenue South
                  Suite 303 N
                  St. Petersburg, Florida 33701
                  Attention: Daniel G. Brandano
                  FAX: (727) 896-1403

                  with a copy, which shall not constitute notice, to:

                  Brown Rudnick Freed & Gesmer
                  One Financial Center
                  Boston, Massachusetts 02111
                  Attention: Gordon R. Berman, Esq.
                  Fax: (617) 856-8201

            (2)   If to the undersigned:

                  Schoemann Venture Capital, L.L.C.
                  1209 Orange Street
                  Wilmington, Delaware 19801

                  and

                  Rodney R. Schoemann, Sr.
                  3904 Wheat Drive
                  Metairie, Louisiana 70002

                  with a copy, which shall not constitute notice, to:

                  Locke Liddell & Sapp, LLP
                  2200 Ross Avenue
                  Suite 2200
                  Dallas, Texas 75201-6776
                  Attention: William C. Perez, Esq.
                  FAX: (214) 740-8800

or at such other address as either party shall have specified by notice in writing to the other.

      16. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties and their respective successors and permitted assigns.

      17. Survival. All representations contained in this Agreement shall survive the closing of the issuance and sale of the Notes.

      18. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event before the closing of the purchase of the Notes and issuance of the underlying Common Stock pursuant to this Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Agreement to be false or incorrect.


     [The immediately following page contains the signatures of the parties]

      IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 23rd day of April, 1999.


                                    Name: Schoemann Venture Capital, LLC


                                    BY:   /s/ Rodney R. Schoemann, Sr.
                                          --------------------------------------
                                          RODNEY R. SCHOEMANN, SR.
                                          Managing Member

Accepted as of
April 23, 1999

AFFINITY INTERNATIONAL
TRAVEL SYSTEMS, INC.


By: /s/ Daniel G. Brandano
    ----------------------------
    DANIEL G. BRANDANO
    President and
    Chief Executive Officer

                                   APPENDIX A

                          CONSIDERATION TO BE DELIVERED

--------------------------------------------------------------------------------
    Convertible Note to be Acquired     Aggregate Amount to Be Paid on Closing
    -------------------------------     --------------------------------------

    $1,000,000.00 principal amount      $1,000,000.00 less the amount of any
                                        Deposit and any amount necessary to
                                        satisfy all outstanding expenses of the
                                        subscriber incurred in connection with
                                        this subscription agreement
--------------------------------------------------------------------------------

                                   APPENDIX B

                         ACCREDITED INVESTOR CERTIFICATE

      The undersigned Investor hereby certifies that it is an Accredited Investor as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933. The specific category(s) of Accredited Investor applicable to the undersigned is checked below.

____              a.    any natural person whose individual net worth, or joint
                        net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

____              b.    any natural person who had an individual income in
                        excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 and has a reasonable expectation of reaching the same income level in the current year;

____              c.    any bank as defined in section 3(a)(2) of the Securities
                        Act of 1933, as amended (the "Act"), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities
                        Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 (the
                        "1940 Act") or a business development company as defined in section 2(a)(48) of the 1940 Act; any Small Business
                        Investment Company licensed by the U.S. Small Business
                        Administration under section 301(c) or (d) of the Small
                        Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement
                        Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

____              d.    any private business development company as defined in
                        section 202(a)(22) of the Investment Advisers Act of 1940;

____              e.    any organization described in section 501(c)(3) of the
                        Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

____              f.    any director, executive officer, or general partner of
                        the Company;

  X               g.    any entity in which all of the equity owners are
----                    accredited investors; or

____              h.    any trust, with total assets in excess of $5,000,000,
                        not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section
                        230.506(b)(2)(ii) of Regulation D under the Act.

      IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Certificate as of the 23rd day of April, 1999.

                                    SCHOEMANN VENTURE CAPITAL, LLC


                                    BY: /s/ Rodney R. Schoemann, Sr.
                                        ----------------------------------------
                                        Rodney R. Schoemann, Sr.
                                        Managing Member